Exhibit 4.3

Private and Confidential

[Name of Investor] [Attention: [Insert]] [Email]	URGENT EMAIL CONFIRMATION REQUIRED BY [INSERT]

Dear Investor

Confirmation

1	Master ECM Terms

We refer to our earlier telephone conversation and confirm Your irrevocable agreement to acquire Your Allocation, upon the terms of this Confirmation and the Master ECM Terms (“Terms”) available on the AFMA website at https://afma.com.au/standards/standard-documentation.

You confirm (for the benefit of the Offeror, the Lead Manager and each of their respective Affiliates) that You have read and understood and agree to be bound by the Terms, including without limitation the Acknowledgements, Warranties, Undertakings and Foreign Jurisdiction Representations, as applied by and incorporated by reference into this Confirmation, any selling restrictions in the Information Materials and that You understand Your settlement obligations.  You confirm that by acquiring Your Allocation, You will be deemed to have represented, warranted and agreed as to the matters covered by the provisions of the Terms that apply and are incorporated by reference into this Confirmation, and as to any additional representation, warranty, variation and agreement set out in this Confirmation.

Any capitalised term used but not defined in this Confirmation has the meaning given to it in the Terms.

2	Transaction Details

Offeror (entity offering the Securities for issue or sale)	Anteris Technologies Global Corp ARBN 677 960 235 (“Offeror” or “Company”)
Offer Structure
Non-underwritten institutional placement of Securities to eligible institutional investors and sophisticated investors of up to A$[insert] (“Offer”)

The Company has received signed subscription agreements from eligible US investors to raise US$[insert], at an issue price of US$4.90 per share of common stock in the Company, with a free attaching warrant to acquire common stock at an exercise price of US$7.50 (“US Offer”, and together with the Offer, the “Global Offer”).

Information Materials
As specified in paragraphs (a), (c), (d) and (g) in the definition of “Information Materials” in section 2.1 of the Terms, including without limitation the ASX announcement, the investor presentation and the cleansing notice that have been or will be lodged with the ASX in respect of the Global Offer, together with any amending, supplementary, further draft or replacement of those documents (“Information Materials”). These may be accessed at www.asx.com.au in addition to the Offer’s continuous disclosure announcements.

Securities	New CHESS Depositary Interest in the Offeror (“CDIs”) Each new CDI will include one free attaching warrant to acquire a CDI, on the terms set out in Appendix 3 (“Warrants”).

Price	A$7.50 per CDI

Lead Manager	Evolution Capital Pty Ltd

Settlement Date	[Insert time and date]

Settlement Agent	Evolution Capital Pty Ltd

Offering jurisdictions	Australia and [Insert]

US Exemption(s)	Regulation S / Category 3

Note:
The offer and sale of the Securities have not been, and will not be, registered under the U.S. Securities Act or the securities laws of any state or other jurisdiction of the United States, and the Securities may not be offered, sold, pledged or otherwise transferred, directly or indirectly, in the United States without registration under the U.S. Securities Act (which You acknowledge none of the Issuer, the Offeror and the Lead Manager has any obligation to do or to procure) unless the Securities are offered, sold, pledged, transferred or otherwise disposed of in a transaction exempt from, or not subject to, the registration requirements of the U.S. Securities Act and the securities laws of any state or any other jurisdiction in the United States.

3	Your Allocation

You have been allocated the following Securities on and subject to the Terms:

Security	Price (per Security)	Number of Securities	Total Amount
CDIs	$[insert amount]	[insert number]	$[insert amount]
Warrants	N/A	[insert number]	N/A

4	Acknowledgements

The General Acknowledgements and the following Additional Acknowledgements apply:

(No disclosure document lodged with ASIC)

(On-Sale of Securities)

(Purpose of Offer)

5	Warranties

The General Warranties and the following Additional Warranties apply:

Nil

6	Undertakings

The General Undertakings and the following Additional Undertakings apply:

Nil

7	Foreign Jurisdiction Representations

The General Foreign Jurisdiction Representations apply, and the following Additional Foreign Jurisdiction Representations apply:

U.S. Offer – Section 4(a)(2) and Rule 506 of the U.S. Securities Act (offers and sales of Securities in the United States made only to “accredited investors” as defined in Rule 501 under U.S. Securities Act.

Non-U.S. Offer -- Regulatory S Offer – Category 2 – excluding Eligible U.S. Fund Manager (provided that any offer or sales of Securities made outside the United States must not be made to a U.S. Person as defined in Rule 801 under the U.S. Securities Act, or a person acting for the account or benefit of a U.S. Person).

The following additional representations apply:

References to “40 days” in the representation set forth in Section 2(4)(e), Section 2(4)(f) and Section 2(4)(g) of the Foreign Jurisdiction Representations shall be changed to “six months”.

Each distributor selling Securities to a distributor, a dealer (as defined in section 2(a)(12) of the U.S. Securities Act), or a person receiving a selling concession, fee or other remuneration, prior to the expiration of the six-month distribution compliance period, shall send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.

8	Variation

The following other terms apply:

The terms set out in Appendix 4 apply.

9	Timetable

The indicative Timetable for the Offer is set out in Appendix 1.

10	Confirmation of Allocation and Settlement Details

You must:

•	complete, sign and return by email or facsimile the attached Confirmation of Allocation by 4pm AEDT on 24 October 2025; and

•	provide Your Settlement Details (see below) by [time and date],

to the Lead Manager (to the attention of the person and to the relevant email address indicated in this Confirmation):

Evolution Capital Pty Ltd

Attention: [Insert]

Email: [Insert]

Any queries on the Offer may be directed to [insert name] of [insert] (Phone: [insert], Email: [insert])

Yours sincerely

[insert signatory]

Appendix 1 - Timetable

Summary of Key Dates	Date/Time
Trading halt	24 October 2025
Return Confirmation of Allocation	4:00pm AEDT on 24 October 2025
Announcement of Offer and trading halt lifted	24 October 2025
Settlement of new CDIs	30 October 2025
Allotment of new CDIs and Warrants Normal trading of new CDIs commences on ASX	7 November 2025 (or earlier, if determined by the Company)

The above timetable is indicative only and may change without notice to, or consultation with, You.  All times are in Sydney, Australia time.

Appendix 2 – Confirmation of Allocation

PART 1 – DETAILS OF OFFER

Entity	Anteris Technologies Global Corp ARBN 677 960 235
Description of Offer	Non-underwritten institutional placement

PART 2 - DETAILS OF ALLOCATION:

Bidder Name	[Institution]
Contact Name	[Contact_Name]	Code	[Code]
Email	[Email]
	Number of Securities	Total Amount
CDIs	Alloc_Securities	A$Alloc_Value
Warrants	Alloc_Securities	N/A

PART 3 - SETTLEMENT DETAILS
Trade Date	Settlement date	Price	Settlement Code	Settlement ISIN	Settlement SEDOL
[Trade Date]	[Settlement Date]	A$[insert]/ CDI	[DVP Code]	[ISIN]

SETTLEMENT DATE: SETTLEMENT IS DELIVERY VERSUS PAYMENT ON [insert time and date]
In order for the Offeror to settle Your Securities on a delivery versus payment basis (“DvP”), please provide Your custodian details  and Your various Allocation quantities (if applicable) either in the table below or via any electronic format or platform as agreed with the Lead Manager or by manual instructions via email to the Lead Manager at [insert email address] (Attn: [insert name]), in each case by no later than [insert time and date].]

You must also immediately instruct Your settling custodians to settle with [insert settlement agent] ([PID [INSERT NUMBER]]) on [insert date]] DvP with a Transaction basis of “I“ (IPO) and a stock code of "[insert settlement code]" quoting Bid Reference Number "[Code]”.

Number of Allocated Securities	A/C Name / Code	Australian Custodian Details	CHESS PID#

ADDITIONAL INFORMATION
Omgeo-CTM or IOS required? (Circle)	Yes	No	If Yes, which acronym / BIC?

Settlement Contact Details (Please provide details of Your settlement person’s name and contact numbers)
Australian Settlement Contact Name	Email address
Phone No.

All settlement enquiries are to be directed to [insert name] of [insert] (Phone: [insert], Email: [insert])

PART 4 – DECLARATION

We confirm (for the benefit of the Offeror and the Lead Manager and each of their respective Affiliates):

•
our irrevocable agreement to acquire and pay the Price per Security for our Allocation on the Master ECM Terms available on the AFMA website at https://afma.com.au/standards/standard-documentation, as the Master ECM Terms are applied by and incorporated by reference into the Confirmation (“Terms”);

•
we have read and understood and agree to be bound by the Terms, including without limitation the Acknowledgments, Warranties, Undertakings, Variations and Foreign Jurisdiction Representations, as applied by and incorporated by reference into the Confirmation and any selling restrictions in the Information Materials; and

•	we understand our settlement obligations.

The Terms apply to this Confirmation of Allocation and any Settlement Details. Capitalised terms used but not defined in this document have the meaning given to them in the Terms.

We confirm (for the benefit of the Offeror and the Lead Manager and each of their respective Affiliates):

•
our agreement to the use of electronic signatures or other electronic records and acknowledge that an electronic signature or electronic record will have the same legal and binding effect as a physical or handwritten record of the same; and

•	our agreement to the use and digital storage of an electronic version of this document.

EXECUTION (by an authorised signatory)
Signature:	Title:
Name:	Date:
		Form	of

Appendix 3 – Terms of Warrants

1.	Definitions: In these terms of issue, the following defined terms have the following meanings:

a.	ASX means ASX Limited, or the securities exchange operated by it, as the context requires.

b.	Business Day means a ‘trading day’ (as defined in the ASX listing rules).

c.	CDI means a CHESS Depositary Interest in Anteris Technologies Global Corp ARBN 677 960 235.

d.	Exercise Notice means an exercise notice in the form enclosed with these terms.

e.	Warrant means a warrant to acquire a CDI having the terms set out in this Appendix 3.

2.	Right to Security: Each Warrant gives the holder the right to be issued one CDI in accordance with these terms of issue.

3.	Exercise Price: The exercise price of each Warrant is A$11.50 (Exercise Price).

4.
Exercise Period: A Warrant may be exercised at any time commencing on the date which is six months after the date of issue of the Warrant until 5:00pm (AEST) on the date which is five years from the date of issue of the Warrant (Exercise Period).

5.	Method of Exercise: Warrants may be exercised by:

a.	lodging with the Offeror during the Exercise Period a duly signed Exercise Notice, specifying the number of Warrants which are being exercised; and

b.
payment of the Exercise Price by way of telegraphic transfer of cleared funds or a direct credit of cleared funds to the Offeror or any other method of providing the Exercise Price that is acceptable to the Offeror.

An Exercise Notice is only effective when the Offeror has received the full amount of the Exercise Price for the relevant Warrants being exercised in cleared funds.

6.	Issue of CDIs on exercise: Within 5 Business Days after receipt of full payment of the Exercise Price (and an Exercise Notice, if applicable), the Offeror will:

a.	issue to the holder the number of CDIs specified or taken to be specified in the Exercise Notice;

b.	cancel the certificate for the Warrants being exercised and update the register accordingly; and

c.	if applicable, issue a new certificate for any unexercised Warrants.

7.
Ranking: Except in relation to any restrictions on disposal of the CDIs by law or by agreement with the Offeror, all CDIs issued or transferred upon the exercise of Warrants will rank pari passu in all respects with other CDIs of the Offeror from the date of issue or transfer to the Holder, other than in respect of rights attaching to CDIs by reference to a record date prior to the date of their issue or transfer to the holder.

8.
Transferability: Subject to compliance with all relevant laws, including U.S. securities laws, the Warrants may not be transferred at any time without the prior written consent of the Offeror. No transfer is effective until the Offeror processes the transfer, updates the register and issues a new certificate or confirmation to the new registered holder.

9.
No Rights to Participate in New Issues: The holder has no right or entitlement, without exercising the Warrants, to participate in new issues of CDIs or other securities offered to the Offeror’s stockholders during the Exercise Period, whether by way of rights issue, bonus issue or other pro-rata offer of CDIs or other securities to stockholders.

10.
No Rights to Participate in Dividends: The holder has no right or entitlement to participate in any dividends of the Offeror until the CDI is issued to the holder on exercise of the Warrants and then only in respect of rights attaching to CDIs by reference to a record date on or after the date of their issue to the holder.

11.
Capital reconstruction: If there is a reorganisation of the issued capital of the Offeror while the Warrants are on issue, then, subject to the ASX listing rules, the number of CDIs to which a holder is entitled, or the Exercise Price (or both) will be proportionally adjusted to reflect the consolidation, sub-division, return of capital or other reorganisation. For so long as the Offeror is subject to the ASX listing rules, the rights of the holder under the terms of issue may be amended to the extent necessary to comply with the ASX listing rules (including ASX listing rule 6.22, or its replacement or successor) applying to a reorganisation of capital at the time of the reorganisation.

12.
No other rights: The Holder has no rights or entitlements in addition to those set out in clause 11 above to a change in the Exercise Price, or a change to the number of CDIs over which the Warrants can be exercised. Other than as set out in these terms of issue, the terms of the Warrants may only be amended by the Offeror with the consent of the holder and subject to applicable law, including the ASX listing rules and the Nasdaq listing rules.

13.
Quotation: The Warrants are unlisted and quotation of the Warrants will not be sought. The Offeror will immediately apply for quotation of the CDIs resulting from the exercise of Warrants on any applicable securities exchange on which such securities are quoted.

Form of Exercise Notice – Warrants

To: Anteris Technologies Global Corp (Company)

We, the undersigned, being the registered holder of the securities set out below, irrevocably exercise the following securities:

Securities to be exercised	Securities to be received	Aggregate Exercise Price paid
[insert] Warrants	[insert] CDIs	A$[insert]

We have enclosed receipt of payment of the full amount of the Exercise Price as set out above in full settlement of the Exercise Price for the securities hereby exercised.

Capitalised terms used in this notice but not otherwise defined herein have the meaning given in the confirmation letter governing the issuance of the securities dated [insert] October 2025.

Signed (for and on behalf of the registered holder set out below):

Name and title of authorised signatory:

Date:

Registered holder:

Address:

Appendix 4 – Additional terms

1.
The Company agrees that, as promptly as reasonably practicable following allotment of the Securities, the Company will use its commercially reasonable efforts to file with the Securities and Exchange Commission (“Commission”) (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Registrable Securities (to the extent determinable at that time and capable of being so registered), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. The Company shall provide a draft of the Registration Statement to You (the “Subscriber”) for review at least two Business Days in advance of the date of filing the Registration Statement with the Commission (the “Filing Date”), and the Subscriber shall provide any comments on the Registration Statement to the Company no later than the day immediately preceding the Filing Date. Unless otherwise agreed to in writing by  the Subscriber prior to the filing of the Registration Statement the Subscriber shall not be identified as a statutory underwriter in the Registration Statement; provided, that if the Commission requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Registrable Securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act of 1933, as amended (“Securities Act”) for the resale of the Registrable Securities by the applicable holders or otherwise, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the Commission. In such event, the number of Registrable Securities to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file one or more new Registration Statement(s) (such amendment or new Registration Statement shall also be deemed to be “Registration Statement” hereunder) to register such additional Registrable Securities and cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than 30 calendar days after the filing of such Registration Statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended to 120 calendar days after the filing of such Registration Statement if such Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that the Company shall have such Registration Statement declared effective within ten Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same number of Business Days that the Commission remains closed for, provided that such extension shall not exceed 60 calendar days.  Any failure by the Company to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect a Registration Statement as set forth in Section 5. A “Business Day” shall be defined as a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

2.
The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to the Subscriber, including to prepare and file any post-effective amendment to such Registration Statement or a supplement to the related prospectus such that the prospectus will not include any untrue statement or a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earlier of (i) two years from the effective date of the Registration Statement, and (ii) the date on which all of the Registrable Securities shall have been sold and the Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. For so long as the Registration Statement shall remain effective, the Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the Subscriber to resell the Registrable Securities pursuant to the Registration Statement, qualify the Registrable Securities for listing on the applicable stock exchange on which the Company’s shares of common stock are then listed, and update or amend the Registration Statement as necessary to include the Registrable Securities. The Company will use its commercially reasonable efforts to (i) for so long as the Subscriber holds the Registrable Securities, make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the General Rules and Regulations under the Exchange Act (“Exchange Act Rules”), so long as the Company remains subject to such requirements to enable Subscriber to resell the Registrable Securities pursuant to Rule 144, (ii) cause the removal of all restrictive legends from any Registrable Securities being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Registrable Securities and, at the request of a Holder, cause the removal of all restrictive legends from any Registrable Securities held by such Holder that may be sold by such Holder without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (iii) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (ii) upon the receipt of such supporting documentation, if any, as reasonably requested by such counsel. “Holder” shall mean the Subscriber or person to which the rights under this Appendix 4 shall have been assigned pursuant to the terms of this agreement. The Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of the Registrable Securities to the Company (or its successor) upon reasonable request to assist the Company in making the determination described above.

3.
The Company’s obligations to include the Registrable Securities in the Registration Statement are contingent upon the Subscriber furnishing in writing to the Company a completed selling stockholder questionnaire in customary form that contains such information regarding the Subscriber, the securities of the Company held by the Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided, that the Company shall request such information from the Subscriber, including the selling stockholder questionnaire, at least five (5) Business Days prior to the anticipated filing date of the Registration Statement. For the avoidance of doubt, the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. In the case of the registration effected by the Company pursuant to this agreement, the Company shall, upon reasonable request, inform the Subscriber as to the status of such registration. The Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of the Registrable Securities. Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Registration Statement, and from time to time require the Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use would reasonably be expected to materially affect a bona fide business or financing transaction of the Company or would reasonably be expected to require premature disclosure of information that would materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that (x) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than 60 consecutive days or more than two times in any 360 day period and (y) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the Subscriber of such securities as soon as practicable thereafter.

4.
Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company and which notice shall not be subject to any duty of confidentiality) of the happening of (a) an issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than three (3) Business Days from the date of such event, (b) any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than three (3) Business Days from the date of such Suspension Event, or (c) or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that (1) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Company, the Subscriber will deliver to the Company or, in the Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (x) to the extent the Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

5.
For purposes of this Appendix 4, (i) “Registrable Securities” shall mean, as of any date of determination to the extent determinable, the common stock issuable upon conversion of the CDIs, common stock issuable upon conversion of the CDIs issuable upon exercise of the Warrants, and any other equity security issued or issuable with respect to the foregoing by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement, and (ii) the “Subscriber” shall include any person to which the rights under this Appendix 4 shall have been duly assigned pursuant to the terms of this agreement.

6.
Notwithstanding the registration obligations set forth herein, if the Commission informs the Company that the resale of all of the Registrable Securities as a secondary offering cannot, as a result of the application of Rule 415, be registered on a single registration statement, the Company agrees to promptly inform each of the holders of the Registrable Securities thereof and use its reasonable efforts to file amendments to the Registration Statement as required by the Commission, covering the maximum number of the Registrable Securities permitted to be registered by the Commission. In addition, notwithstanding any other provision of this agreement, if the Commission or any SEC Guidance sets forth a limitation on the number of the Registrable Securities permitted to be registered on the Registration Statement, the number of the Registrable Securities to be registered on such Registration Statement will be reduced pro rata among all such selling stockholders whose securities are included in such Registration Statement. In the event of a cutback hereunder, the Company shall give the applicable holder of the Registrable Securities at least five (5) Business Days prior written notice along with the calculations as to such holder’s allotment. In the event the Company amends the Registration Statement in accordance with the foregoing, the Company will use its reasonable efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance provided to the Company, one or more registration statements to register the resale of those Common Shares that were not otherwise registered. “SEC Guidance” means (a) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (b) the Securities Act and the rules and regulations promulgated thereunder.

7.
The Company shall indemnify and hold harmless the Subscriber (to the extent a seller under the Registration Statement), the officers, directors, members, managers, partners, agents and employees of the Subscriber, each person who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”) that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to the Company by or on behalf of the Subscriber expressly for use therein or the Subscriber has omitted a material fact from such information, provided that the Company has given notice of such event to the Subscriber in accordance with the terms of this agreement. The Company shall notify the Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Appendix 4 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Securities by the Subscriber. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed).

8.
The Subscriber shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Subscriber furnished in writing to the Company by or on behalf of the Subscriber expressly for use therein or the Subscriber has omitted a material fact from such information, and that the Subscriber has received notice from the Company of such event in accordance with the terms of this agreement. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Securities giving rise to such indemnification obligation. Notwithstanding the forgoing, the Subscriber indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Subscriber (which consent shall not be unreasonably withheld or delayed).

9.
Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which (i) cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), (ii) includes a statement or admission of fault and culpability on the part of such indemnified party, or (iii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

10.
The indemnification provided for under this agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of Securities purchased pursuant to this agreement.

11.
If the indemnification provided under Appendix 4 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Subscriber shall be limited to the net proceeds received by such the Subscriber from the sale of Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Appendix 4, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this paragraph 11 from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this agreement or the transactions contemplated hereby.